Exhibit 99.1

BTRS Holdings Inc. Stockholders Approve Proposed Merger with EQT Private Equity

LAWRENCEVILLE, NJ, December 13, 2022 – BTRS Holdings Inc. (“Billtrust” or the “Company”) (NASDAQ: BTRS) today announced that its stockholders voted to approve the definitive merger agreement with an affiliate of EQT X Fund (“EQT Private Equity”) at a special meeting of the Company’s stockholders.

The final voting results for the special meeting will be filed in a Form 8-K with the U.S. Securities and Exchange Commission on December 13, 2022.

As previously announced, under the terms of the definitive merger agreement, an affiliate of EQT Private Equity will acquire all of the outstanding shares of Billtrust common stock for $9.50 per share in cash. The transaction is expected to close on December 16, 2022. Upon completion of the transaction, Billtrust will become a privately held company, and its common stock will no longer be listed on any public market.

About Billtrust

Billtrust is a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate B2B commerce. Accounts receivable is broken and relies on conventional processes that are outdated, inefficient, manual and largely paper based. Billtrust is at the forefront of the digital transformation of AR, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoice delivery, payments and remittance capture, invoicing, cash application and collections. For more information, visit Billtrust.com.

About EQT

EQT is a purpose-driven global investment organization with EUR 77 billion in assets under management as of 30 June 2022, across 36 active funds. EQT funds have portfolio companies in Europe, Asia-Pacific and the Americas with total sales of approximately EUR 29 billion and more than 280,000 employees. EQT works with portfolio companies to achieve sustainable growth, operational excellence and market leadership. More info: www.eqtgroup.com. Follow EQT on LinkedIn, Twitter, YouTube and Instagram.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “continue,” “guidance,” “expect,” “outlook,” “project,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the transaction with EQT. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Billtrust’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Billtrust. These forward-looking statements are subject to a number of risks and uncertainties, including Billtrust’s ability to secure the required regulatory and stockholder approvals for the transaction; Billtrust’s ability to meet the applicable closing conditions of the transaction; and the risks discussed in Billtrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 9, 2022, under the heading “Risk Factors” and other documents of Billtrust filed, or to be filed, with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. If any of these risks materialize or any of Billtrust’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Billtrust presently does not know of or that Billtrust currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Billtrust’s expectations, plans or forecasts of future events and views as of the date of this press release. Billtrust anticipates that subsequent events and developments will cause Billtrust’s assessments to change. However, while Billtrust may elect to update these forward-looking statements at some point in the future, Billtrust specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Billtrust’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Investors:

John T. Williams

IR@billtrust.com

Media:

Meredith Simpson

PR@billtrust.com